UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2013

ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of ICU Medical, Inc. (the “Company”), held on May 10, 2013, the Company’s stockholders re-approved the material terms of the 2008 Performance-Based Incentive Plan, as amended, pursuant to the rules of Section 162(m) of the Internal Revenue Code, so that the Company may continue to provide cash incentive compensation designed to qualify as performance-based compensation.

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following proposals were voted on by the Company’s stockholders, as set forth below:

Proposal 1.  Election of Directors.

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
George A. Lopez, M.D.	12,336,577	679,873	1,081,723
Robert S. Swinney, M.D.	12,332,781	683,669	1,081,723

Each of the director nominees was elected to serve as a director until the 2016 annual meeting of stockholders and until their respective successors are elected and qualified.

Proposal 2.  Re-approval of the 2008 Performance-Based Incentive Plan, as amended.

Votes For	Votes Against	Abstain	Broker Non-Votes
12,676,102	321,014	19,334	1,081,723

Proposal 3.  Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstain	Broker Non-Votes
14,082,813	3,022	12,338	N/A

Proposal 4.  Approve Named Executive Officer Compensation.

Votes For	Votes Against	Abstain	Broker Non-Votes
12,241,889	686,999	87,562	1,081,723

The Company’s executive compensation was approved on a non-binding, advisory basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 30, 2013

ICU MEDICAL, INC.

/s/ Scott E. Lamb
Scott E. Lamb
Secretary, Treasurer and
Chief Financial Officer